Exhibit 10.12

LEASE MODIFICATION AGREEMENT

Agreement dated as of April 1, 2008 between 500 Long Beach LLC, a Connecticut limited liability company having an office at 300 Long Beach Boulevard, Stratford, CT 06615 (hereinafter called “Owner”); and St. Acquisition Company, a Connecticut corporation having an office at 500 Long Beach Boulevard Stratford, CT 06615 (hereinafter called “Tenant”).

RECITALS:

A.    The parties entered into a lease dated February 2, 006 covering the premises at 500 Long Beach 500 Long Beach Boulevard, Stratford, CT. Said lease, as amended to date, is herein called the “Lease”.

B.    Tenant desires to lease an additional 22,000 square feet adjacent to its 35,000 square foot demised premises.

NOW, THEREFORE, for good consideration the parties agree as follows:

1.    Owner shall deliver an additional 22,000 square feet (hereafter defined as “Expansion Space”) to Tenant on or after July 1, 2008 for its occupancy as shown on the attached Exhibit A-1. Owner shall deliver the Expansion Space and perform work as specified on attached Exhibit D-l. Upon delivery of the Expansion Space to Tenant, Exhibit A-1 and due per Lease articles 36 and 38 shall be adjusted to reflect Tenants occupancy of 48.72% of the building and Tenants Annual Fixed Rent shall be increased $170,500 on an annual basis for the remainder of the Lease Term.

2.    Should Owner fail to deliver the Expansion Space to Tenant by November 1, 2008, than Tenant shall have the right to occupy 12,900 Square feet at the adjacent 600 Long Beach Boulevard facility on a month to month basis that Tenant may cancel providing written notice to Owner of its intent and to be effective thirty days after Owner’s receipt of said written notice. During Tenants occupancy at 600 Long Beach Boulevard, Tenant shall pay the same rate per square foot for Annual Fixed Rent and Operating Expenses that is due for its space at 500 Long Beach Boulevard. The Taxes due for the space at 600 Long Beach Boulevard shall be billed to Tenant based upon the taxes due for 600 Long Beach Boulevard, which are currently $.78 per square foot which would be $838.50 due on a monthly basis. This amount is expected to increase on July 1, 2008.

3.    Should Owner fail to deliver the expansion space to Tenant by February 1, 2009, than Tenant shall have the right to terminate this Lease Modification Agreement by providing written notice to Owner for its intent and to be effective upon Owner’s receipt of said written notice.

4.    Lease Exhibit G, the Guaranty remains in full force and effect upon the execution of this Lease Modification Agreement. Tenant has provided Teavana Holdings, Inc, the Guarantor with copies of this agreement and discussed the changes made by this agreement with Guarantor prior to executing this agreement.

5.    Miscellaneous.

a.    Except as modified by this Agreement, the terms and conditions of the Lease shall remain in full force and effect and are hereby in all respects ratified and confirmed.

b.    The covenants, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, and, except as may otherwise be provided in the Lease, their respective assigns.

c.    This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written

FOR: LONG BEACH, LLC

BY:	Stratford Land Development
Company Limited Partnership
Its: Managing Member

BY:	The Stratford Industrial Corporation
Its: General Partner

BY:	/s/ James R. Caissy
James R. Caissy
Its: Vice President

FOR:	ST Acquisition Company

BY:	/s/ Juergen Link
Juergen Link
Its: President

STATE OF CONNECTICUT	)
)
COUNTY OF FAIRFIELD	)

The foregoing instrument was acknowledged before me this 1 day of April 2008 by Juergen Link, President [title] on behalf of St. Acquisition Company a Connecticut corporation, on behalf of the corporation.

/s/ Debra A. Cole

Notary Public

My Commission Expires: 6/30/11

STATE OF CONNECTICUT	)
)
COUNTY OF FAIRFIELD	)

The foregoing instrument was acknowledged before me this 4th of April 2008 by James R. Caissy, manager on behalf of 500 Long Beach, LLC a Connecticut limited liability company, on behalf of the company.

/s/ Yolanda Mitchell

Notary Public

My Commission Expires: 5/31/2010

EXHIBIT D-1

35,000 Sq. Ft.
(233' x 150')
22,000
Sq. Ft.
(146.6' x .150')
150'
233.33'
146.6'
OWNERS WORK
INSTALL TWO DOCK LEVELERS
INSTALL TWO DOCK SHELTERS
CUT OPENING 16' WIDE X 14' HIGH
IN DEMISING WALL AT A LOCATION
TO BE CONFIRMED BY TENANT
RAMP
500 LONG BEACH BLVD.

jenny.may@dlapiper.com
Teayana / 14.04.2011 11:43
Confidential